UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDICAL PROPERTIES TRUST, INC.

(Name of Registrant as Specified in Its Charter)

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1000 Urban Center Drive

Suite 501

Birmingham, Alabama 35242

April 26, 2013

Dear Fellow Stockholder,

I am honored to have you as one of our stockholders and hope that you will attend our 2013 annual stockholders meeting, to be held on May 23, 2013. Details of the business to be conducted at the meeting are set forth in the accompanying Proxy Statement. In the event that you are unable to attend, however, it is important that your shares are represented; therefore, please be sure to sign, date, and mail your proxy in the provided envelope, or vote your proxy by phone or internet as instructed, at your earliest convenience.

Best Regards,

Edward K. Aldag, Jr.

Chairman, President and CEO

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Company”) will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 23, 2013, beginning at 10:30 a.m. Central Time, for the following purposes:

1.	To elect the seven director nominees described in the enclosed Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive officer compensation;

4.	To approve the Company’s 2013 Equity Incentive Plan; and

5.	To transact any other business that properly comes before the meeting.

Attached you will find a notice of meeting and Proxy Statement that contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card, our 2012 Form 10-K, and our 2012 Annual Report to Stockholders. Only stockholders of record at the close of business on March 21, 2013, are entitled to receive notice of, to attend, and to vote at the meeting and any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If any of your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

By Order of the Board of Directors,

Emmett E. McLean
Executive Vice President, Chief Operating Officer,
Treasurer and Secretary

April 26, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on May 23, 2013

This Proxy Statement, the form of Proxy Card, our 2012 Annual Report to Stockholders and our 2012 Form 10-K are available at www.medicalpropertiestrust.com

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013

THIS PROXY STATEMENT, THE FORM OF PROXY CARD, OUR 2012 ANNUAL REPORT TO STOCKHOLDERS AND

OUR 2012 FORM 10-K ARE AVAILABLE AT WWW.MEDICALPROPERTIESTRUST.COM

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Medical Properties Trust, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the 2013 Annual Meeting of Stockholders to be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 23, 2013, beginning at 10:30 a.m. Central Time, and at any adjournment thereof.

At the meeting, stockholders will be asked to vote on the following proposals:

1.	To elect the seven director nominees described in the enclosed Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive officer compensation;

4.	To approve the Company’s 2013 Equity Incentive Plan; and

5.	To transact any other business that properly comes before the meeting.

As of the date of this Proxy Statement, the Board of Directors knows of no such other business to be presented. When you submit your proxy by executing and returning the enclosed proxy card, or by voting by telephone or internet, you will authorize the persons named in the enclosed proxy to represent you and vote your shares of common stock on these proposals as specified by you. If no such specification is made, shares represented by your properly executed proxy will be voted:

—	FOR the election of each of the seven director nominees;

—	FOR Proposal 2;

—	FOR Proposal 3; and

—	FOR Proposal 4.

The proxy holders will also have discretionary authority to vote your shares on any other business that properly comes before the meeting.

This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about April 26, 2013.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals:

1.	To elect the seven director nominees described in the enclosed Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive officer compensation;

4.	To approve the Company’s 2013 Equity Incentive Plan; and

5.	To transact any other business that properly comes before the meeting.

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 21, 2013. Only stockholders of record at the close of business on March 21, 2013, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 21, 2013, there were 150,122,902 shares of common stock outstanding and entitled to vote.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors), Proposal 3 (advisory vote on executive officer compensation) or Proposal 4 (approval of the 2013 Equity Incentive Plan) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 75,061,452 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

How do I vote my shares?

Voting by telephone or Internet. If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

Voting by mail. If you are a registered stockholder, meaning you hold your shares in your own name, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

Voting in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.

How does the Board of Directors recommend that I vote on the proposals?

Your Board of Directors recommends that you vote:

1.	FOR the election of the seven nominees to the Board of Directors;

2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	FOR the approval of the compensation of our executive officers as disclosed in this Proxy Statement; and

4.	FOR the approval of the Company’s 2013 Equity Incentive Plan.

What happens if I do not specify on my proxy how my shares are to be voted?

If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board of Directors recommends on each proposal.

Will any other business be conducted at the meeting?

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

The seven director nominees will be elected to serve on the Board of Directors if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the seven director nominees will be elected if they receive more votes than any other person receiving votes. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for approval of each of Proposals 2, 3 and 4.

How will abstentions and broker non-votes be treated?

You do not have the option of abstaining from voting on Proposal 1. Broker non-votes will not affect the election of a nominee who receives a plurality of votes. With respect to Proposals 2, 3 and 4, an abstention will have the effect of a vote against the proposal. Broker non-votes as to each of these proposals will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

How will proxies be solicited?

We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue New York, NY 10016 as a solicitor at an initial anticipated cost of $7,500.

How can I obtain additional copies of the proxy materials?

If you wish to request extra copies of our Form 10-K, Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 or visit our website at www.medicalpropertiestrust.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

Our Bylaws provide for the election of directors at each annual meeting of stockholders. The Board of Directors, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the seven nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2014 annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the annual meeting.

Edward K. Aldag, Jr. Mr. Aldag, age 49, is our founder and has served as our Chief Executive Officer and President since August 2003 and as Chairman of our Board of Directors since March 2004. Mr. Aldag served as Vice Chairman of our Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and a member of the board of directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001, served as Executive Vice President and Chief Operating Officer from 1990 to 1998, and was a member of the board of directors from 1990 to 2001. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance. The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industry make him highly qualified to serve as Chairman of our Board of Directors.

G. Steven Dawson. Mr. Dawson, age 55, has served as a member of our Board of Directors and as Chairman of our Audit Committee since April 2004. Since December 2012, Mr. Dawson has served as President, CEO and Trustee for American Manufactured Communities REIT, a privately-held real estate investment trust based in Chicago, Illinois that owns and operates manufactured housing communities. From July 1990 to September 2003, he was Chief Financial Officer and Senior Vice President-Finance of Camden Property Trust (and its predecessors), a real estate investment trust specializing in apartment communities based in Houston, Texas. Mr. Dawson serves on the board of directors and as nominating and corporate governance committee chairman for Institutional Financial Markets, Inc., an investment firm specializing in credit-related fixed income investments. Mr. Dawson also serves on the board of directors, as audit committee chairman and on the compensation committee of American Campus Communities, a developer, owner and manager of student housing communities. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University. The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Audit Committee.

R. Steven Hamner. Mr. Hamner, age 56, is one of our founders and has served as our Executive Vice President and Chief Financial Officer since September 2003 and as a member of our Board of Directors since February 2005. In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the ten years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State

University. The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board of Directors.

Robert E. Holmes, Ph.D. Dr. Holmes, age 71, has served as a member of our Board of Directors since April 2004. Dr. Holmes, our lead independent director, retired in 2009 as Professor of Management, Dean, and Wachovia Chair of Business Administration at the University of Alabama at Birmingham School of Business, positions he held since 1999. From 1995 to 1999, he was Dean of the Olin Graduate School of Business at Babson College in Wellesley, Massachusetts. Prior to that, he was Dean of the James Madison University College of Business in Harrisonburg, Virginia for 12 years. He is the co-author of four management textbooks, numerous articles, papers, and cases, and has served as a board member or consultant to a variety of business firms and non-profit organizations. He is past president of the Southern Business Administration Association, is actively engaged in AACSB International — the Association to Advance Collegiate Schools of Business, and serves on the boards of the Entrepreneurial Center, Tech Birmingham, the Alabama Council on Economic Education, and other organizations. Dr. Holmes received a bachelor’s degree from the University of Texas at Austin, an MBA from University of North Texas, and a Ph.D. with an emphasis on management strategy from the University of Arkansas. The Board believes that Dr. Holmes’ position as a well-respected leader in the business community and his deep understanding of the corporate and economic challenges faced by public companies today make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Ethics, Nominating and Corporate Governance Committee.

Sherry A. Kellett. Ms. Kellett, age 68, has served as a member of our Board of Directors since February 2007. Ms. Kellett is a certified public accountant and served as Senior Executive Vice President and Corporate Controller of BB&T Corporation from 1995 until her retirement in August 2003. Ms. Kellett served as Corporate Controller of Southern National Corporation from 1991 until 1995, when it merged with BB&T Corporation. Ms. Kellett previously held several positions at Arthur Andersen & Co. She is currently a member of the board of directors and chair of the audit committee of Highwoods Properties, Inc., a self-administered REIT based in Raleigh, North Carolina. Ms. Kellett also serves on the board of directors, as chair of the audit committee and on the compensation committee of MidCountry Financial Corp., a privately-held financial institution based in Macon, Georgia. Ms. Kellett has also served on the boards of the North Carolina School of the Arts Foundation, Piedmont Kiwanis Club, Senior Services, Inc., The Winston-Salem Foundation, the Piedmont Club, and the N.C. Center for Character Education. The Board believes that Ms. Kellett’s experience as a board member and audit committee member at other public companies, along with her extensive experience in corporate finance and the financial sector generally, make her a valued advisor and highly qualified to serve as a member of our Board of Directors.

William G. McKenzie. Mr. McKenzie, age 54, is one of our founders and has served as a director since our formation. From September 2003 to January 2012, Mr. McKenzie served as the Vice Chairman of our Board of Directors, and he served as the Executive Chairman of our Board of Directors in August and September 2003. From May 2003 to August 2003, he was an executive officer and director of our predecessor. From 1998 to the present, Mr. McKenzie has served as President, Chief Executive Officer, and a board member of Gilliard Health Services, Inc., a privately-held owner and operator of acute care hospitals. From 1996 to 1998, he was Executive Vice President and Chief Operating Officer of the Mississippi Hospital Association/Diversified Services, Inc. and the Health Insurance Exchange, a mutual company and HMO. From 1994 to 1996, Mr. McKenzie was Senior Vice President of Managed Care and Executive Vice President of Physician Solutions, Inc., a subsidiary of Vaughan HealthCare, a private healthcare company in Alabama. From 1981 to 1994, Mr. McKenzie was Hospital Administrator and Chief Financial Officer and held other management positions with Gilliard Health Services, Inc. Mr. McKenzie received a Masters of Science in Health Administration from the University of Colorado and a B.S. in Business Administration from Troy University. He has served in numerous capacities with the Alabama Hospital Association. The Board believes that Mr. McKenzie’s position as a co-founder of our Company and his extensive experience in the healthcare industry make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

L. Glenn Orr, Jr. Mr. Orr, age 72, has served as a member of our Board of Directors since February 2005. Mr. Orr is Chairman of Orr Holdings, LLC, previously The Orr Group, which has provided financial consulting services for middle-market companies since 1995. Prior to that, he was Chairman of the Board of Directors, President and Chief Executive Officer of Southern National Corporation from 1990 until its merger with BB&T Corporation in 1995. Mr. Orr is a member of the Board of Directors, chairman of the governance/compensation committee, and a member of the executive committee of Highwoods Properties, Inc. He is also a member of the Board of Directors of Broyhill Management Fund, Inc. and General Parts, Inc., where he also serves on the compensation committee. Mr. Orr previously served as President and Chief Executive Officer of Forsyth Bank and Trust Co., President of Community Bank in Greenville, South Carolina, and President of the North Carolina Bankers Association. He is a member, and the former Chairman, of the Board of Trustees of Wake Forest University. The Board believes that Mr. Orr’s substantial experience as an executive and board member at other public companies, along with his strong skills in corporate finance, strategic planning, public company oversight and executive compensation make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Compensation Committee.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE SEVEN NOMINEES LISTED ABOVE FOR DIRECTOR.

CERTAIN INFORMATION REGARDING

OUR BOARD OF DIRECTORS

Our Board of Directors is comprised of seven members. Our current directors are Edward K. Aldag, Jr., G. Steven Dawson, R. Steven Hamner, Robert E. Holmes, Ph.D., Sherry A. Kellett, William G. McKenzie, and L. Glenn Orr, Jr. Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the New York Stock Exchange (the “NYSE”). The Board of Directors has determined that four directors — G. Steven Dawson, Robert E. Holmes, Ph.D., Sherry A. Kellett, and L. Glenn Orr, Jr. — are independent under the NYSE’s listing standards.

Under our articles of incorporation and bylaws, the Board of Directors has discretion to determine whether the roles of Chief Executive Officer and the Chairman of the Board are to be separate or combined. Mr. Aldag has served as our Chief Executive Officer and Chairman of the Board since 2004, and the Board has determined that having Mr. Aldag continue to serve in this combined role is the most effective leadership structure for our Company. Mr. Aldag’s detailed knowledge of the issues, opportunities and challenges facing us make him the best person to direct the agenda and discussion at meetings of our Board of Directors, and to ensure that the Board’s time and attention are focused on the most critical matters. We further believe that Mr. Aldag’s combined role provides strong leadership and enhances our ability to communicate on a consistent basis to the investing community.

Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Ethics, Nominating and Governance Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board of Directors also oversees risk by means of the required approval by our Board of significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital expenditures and important employment-related decisions.

The Board of Directors holds regular meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met five times in 2012. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Ethics, Nominating, and Corporate Governance Committee, and the Investment Committee. The Audit Committee met six times in 2012; the Ethics, Nominating, and Corporate Governance Committee met one time; the Compensation Committee met five times; and the Investment Committee met at each meeting of the Board of Directors. All directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he or she served in 2012.

The Board of Directors regularly meets in executive session without any non-independent directors present. Dr. Holmes has been designated as the lead independent director and in that capacity presides at these executive sessions. Dr. Holmes may be contacted directly by stockholders at rholmes@medicalpropertiestrust.com. The directors of the Company are encouraged to attend our annual meeting of stockholders absent cause. All directors of the Company attended the 2012 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors delegates certain of its functions to its standing committees.

The Audit Committee is comprised of three independent directors: Messrs. Dawson and Orr and Ms. Kellett. Mr. Dawson serves as chairman. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that each member of the Audit Committee qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board of Directors has also determined that service by Ms. Kellett and Mr. Dawson on other public companies’ audit committees has not impaired their abilities to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee begins on page 12 of this Proxy Statement.

The Compensation Committee is comprised of three independent directors: Dr. Holmes, Ms. Kellett and Mr. Orr. Mr. Orr serves as chairman of the Compensation Committee.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer and make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and establishes the Chief Executive Officer’s compensation levels. The Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and all other executive officers. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee appears on page 34 of this Proxy Statement.

In 2012, the Compensation Committee continued its engagement of FTI Consulting, Inc., or FTI, a nationally recognized compensation consultant specializing in the real estate industry. FTI assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by FTI when reviewing the appropriate types and levels for the Company’s non-employee director compensation program. Information concerning the nature and scope of FTI’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement.

The Ethics, Nominating, and Corporate Governance Committee is comprised of three independent directors: Dr. Holmes, Ms. Kellett and Mr. Orr. Dr. Holmes serves as chairman of the Committee. The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board of Directors; recommending the composition of the Board’s committees to the full Board of Directors; periodically reviewing the performance and effectiveness of the Board of Directors as a body; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.

The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, or employees. All director recommendations must be made during the time periods provided in and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.

The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee: (i) directors should possess the highest personal and professional ethics, integrity, and values; (ii) directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business; (iii) directors should be committed to representing the long-term interests of our stockholders; (iv) directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and (v) directors should not serve on more than five boards of public companies in addition to our Board of Directors.

The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all seven of the incumbent directors for re-election to the Board of Directors. The entire Board of Directors approved such recommendation.

The Investment Committee is comprised of all of our current directors. Mr. Aldag serves as chairman of the committee. The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, developments, and leasing of healthcare facilities in which our aggregate investment will exceed $10 million.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board of Directors, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com.

Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from stockholders.

We will provide, free of charge, hard copies of our Annual Report to Stockholders, our Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines, the charters of our Ethics, Nominating and Corporate Governance, Audit, and Compensation Committees, and our Code of Ethics and Business Conduct. All of these documents are also available on our website at www.medicalpropertiestrust.com.

INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2013. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2012.

Representatives of PwC are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other auditing services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved all audit and audit-related services provided to us by PwC during the 2012 and 2011 fiscal years.

The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:

Fees	2012	2011
Audit Fees	$558,749	$662,223
Audit-Related Fees	315,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$873,749	$662,223

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website. The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012 were prepared in accordance with GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (“SAS No. 61”) as adopted by the PCAOB. SAS No. 61 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that PwC is, in fact, independent.

Based on the Audit Committee’s review and the meetings described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements as of and for the year ended December 31, 2012 be included in our 2012 Annual Report on Form 10-K and in our 2012 Annual Report to Stockholders.

The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

G. Steven Dawson (Chairman)
Sherry A. Kellett
L. Glenn Orr, Jr.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year ended December 31, 2012.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company asks that you indicate your support for our executive compensation policies and practices as described in the “Compensation Discussion and Analysis,” or CD&A, and the accompanying tables and related disclosures beginning on page 21 of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers, as defined herein, and the policies and practices described in this Proxy Statement.

Under SEC rules, your vote is advisory and will not be binding on the Compensation Committee or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

As we describe in further detail in the CD&A, we believe that the experience, abilities and commitment of our executive officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders and align our executives’ long-term interest with the interests of our stockholders. The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION:

“Resolved, that the stockholders advise that they APPROVE the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material.”

PROPOSAL 4 — APPROVAL OF THE MEDICAL PROPERTIES TRUST, INC. 2013 EQUITY INCENTIVE PLAN

At our annual meeting, the stockholders are being asked to vote on a proposal to approve the adoption of our 2013 Equity Incentive Plan (the “2013 Plan”), which was approved by our Board of Directors on April 15, 2013. The 2013 Plan will replace the Second Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”). The 2013 Plan is substantially the same as the 2004 Plan and provides the Company the ability to grant various equity-based incentive awards to key employees, consultants and directors. If the 2013 Plan is approved by the stockholders, the Company will no longer make any grants under the 2004 Plan.

The material features of the 2013 Plan are as follows:

—

The maximum number of shares of common stock reserved and available for issuance under the 2013 Plan is the sum of (i) 6,900,000 newly authorized shares, plus (ii) the number of shares available for grant under the 2004 Plan immediately prior to the effective date of the 2013 Plan, plus (iii) shares underlying grants made under the 2004 Plan that are forfeited, cancelled or terminated (other than by exercise) in the future.

—

The award of stock options (both incentive and non-qualified), restricted common stock, unrestricted common stock, deferred stock units, SARs, performance units and other stock-based awards is permitted.

—	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2013 Plan.

—	The maximum number of shares of common stock which may be awarded to any one person during any one year is 5,000,000 shares.

—	Stock options may not be repriced without stockholder approval.

—	Stock options will no longer automatically vest if the Company experiences a change of control.

—	The term of the 2013 Plan is for ten years from the date of stockholder approval.

As of the record date for the annual meeting, March 21, 2013, the maximum number of shares of common stock that would have been available for awards under the 2013 Plan is 7,395,132 (6,900,000 newly authorized shares of common stock plus 495,132 shares of common stock available for grant under the 2004 Plan). Based solely on the closing price of our common stock on March 21, 2013, the maximum aggregate market value of such 7,395,132 shares of common stock is $114,254,789. The shares available under the 2013 Plan will be authorized but unissued shares. The shares of common stock underlying any awards that are forfeited, cancelled, expire or are terminated (other than by exercise) under the 2013 Plan are added back to the shares of common stock available for issuance under the 2013 Plan.

As of March 21, 2013, 152,125,133 shares of our common stock were outstanding. In addition, there were 221,421 vested common units of our operating partnership outstanding as of March 21, 2013, which are convertible into an equal number of shares of our common stock (“LTIP Units”). As of March 21, 2013, a total of 3,430,384 shares of common stock were subject to outstanding awards, including 851,732 shares subject to unvested time-based restricted stock awards; 2,243,652 shares subject to unvested and unearned performance-based restricted stock awards; and 335,000 shares subject to LTIP Unit awards. Furthermore, 20,000 shares were subject to one outstanding stock option award as of March 21, 2013. The exercise price of the one outstanding stock option award is $10.00 and the remaining term is 1.3 years.

The following table sets forth information regarding historical awards granted and earned from the 2010 through 2012 period, which includes the number of shares subject to stock awards granted (or, for awards subject to performance-vesting, earned) in a fiscal year for each of the last three fiscal years:

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Time-based shares and units granted	275,464	292,803	277,680
Performance-based shares and units earned	513,693	163,575	175,279

Total time- and performance-based shares and units	789,157	456,378	452,959

Summary of the 2013 Plan

The following summary briefly describes the material features of the 2013 Plan, which is qualified in its entirety by the full text of the 2013 Plan that is attached to this Proxy Statement as an Appendix.

Shares Available. The Board of Directors has authorized, subject to stockholder approval, 6,900,000 shares of Common Stock for issuance under the 2013 Plan. In addition, the number of shares available for grant under the 2004 Plan immediately prior to the effective date of the 2013 Plan and any shares subject to an award granted under the 2004 Plan and outstanding on the effective date that subsequently become available for new grants as provided in the 2013 Plan will be available under the 2013 Plan. These shares will be subject to adjustments as described below.

Administration. The Compensation Committee of the Board of Directors is authorized to administer the 2013 Plan. The Compensation Committee has the power, subject to the provisions of the 2013 Plan, to determine the nature and extent of the awards to be made to each participant; to determine the time when awards will be made to participants; to establish the performance goals and determine the period of time within which performance is measured with respect to performance units; to establish the various targets and bonus amounts which may be earned by certain employees; to specify the relationship between the performance goals and the targets and amounts that may be earned by certain employees; to determine the period of time during which shares of restricted stock or LTIP units are subject to restrictions; to determine the conditions for the payment of awards; and to prescribe the forms of agreements and documents evidencing the awards. The Compensation Committee, in its absolute discretion, subject to any applicable employment agreement, will determine the effect of any matter related to the termination of an employee.

Eligibility and Limitations on Grants. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors, and consultants of the Company, MPT Operating Partnership, L.P., and our subsidiaries and affiliates as selected from time to time by the Compensation Committee. The maximum number of shares of common stock which may be awarded to any one person during any one year is 5,000,000 shares (subject to adjustment for stock splits and similar events).

Stock Options. The Compensation Committee may grant stock options to eligible persons under the 2013 Plan. Each option granted pursuant to the 2013 Plan will be designated at the time of grant as either a qualified incentive option or as a non-qualified option. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities.

Restricted Common Stock. Participants’ rights with respect to grants of restricted common stock awarded under the 2013 Plan are subject to transferability and forfeiture restrictions during a restricted period. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder, including the right to vote the restricted common stock and to receive dividends.

Restricted Stock Units and Deferred Stock Units. Each restricted stock unit and deferred stock unit awarded by the Compensation Committee entitles the participant to receive one share of common stock for each unit at the end of the vesting or deferral periods. A holder of restricted stock units or deferred stock units has no voting rights, right to receive cash distributions, or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units. Participants holding restricted stock units or deferred stock units are entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. The dividend equivalents are credited in the form of additional stock units.

Stock Appreciation Rights. SARs are awards that give the recipient the right to receive an amount equal to (1) the number of shares exercised under the right, multiplied by (2) the amount by which our stock price exceeds the exercise price. Payment may be in cash, in shares of our common stock with equivalent value, or in some combination, as determined by the Compensation Committee. SARs expire under the same rules that apply to stock options.

Performance Units. Holders of performance units will be entitled to receive payment in cash or shares of our common stock (or in some combination of cash and shares) if the performance goals established by the Compensation Committee are achieved or the awards otherwise vest.

Other Stock-Based Awards. We expect to make other stock-based awards in the form of LTIP Units. LTIP Units are a special class of partnership units in our operating partnership, MPT Operating Partnership, L.P., and provide more favorable tax treatment to the recipients than restricted common stock. In addition to increasing the after-tax value of a given award of equity interests and, therefore, enhancing our equity-based compensation package for executives as a whole, LTIP Units have no adverse impact on dilution as compared to using restricted stock and does not increase the economic cost to us of equity-based compensation awards as compared to using restricted stock awards.

Adjustments for Stock Dividends, Stock Splits, etc. The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the 2013 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2013 Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards.

Amendments, Suspension and Termination. The Board or the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2013 Plan, including repricing, replacing, or regranting through cancellation or by lowering the price per share of a previously granted option, will be subject to approval by our stockholders.

New Plan Benefits

Because the grant of awards under the 2013 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2013 Plan. It does not describe all federal tax consequences under the 2013 Plan, nor does it describe state or local tax consequences.

Stock Options. The grant of stock options under the Plan will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction.

Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount in determining its earnings and profits and the resulting taxation of its dividends by shareholders. The optionee’s income is subject to withholding tax as wages. The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a short-term or long-term capital gain, depending on the length of the holding period. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in determining its earnings and profits and the resulting taxation of its dividends by shareholders in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Restricted Common Stock. An award of restricted stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions.

The Company will be entitled to a deduction in determining its earnings and profits and the resulting taxation of its dividends to shareholders for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

LTIP Units. The difference between LTIP Units and restricted stock is that at the time of award, LTIP Units do not have full economic parity with our shares of common stock, but can achieve such parity over time upon the occurrence of specified events. If such parity is reached, vested LTIP Units become convertible into a certain number of shares of common stock. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP Units is less than the value of an equal number of shares of our common stock. A participant will generally be taxed at capital gains rate only when he or she chooses to liquidate the LTIP Units, rather than at the time of vesting. The Company will not be entitled to a deduction with respect to LTIP Units.

Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs, Restricted Stock Units, and Deferred Stock Units are taxed and deductible in substantially the same manner as nonqualified stock options, except to the extent Section 409A of the Internal Revenue Code applies, in which case recipients would be taxed at the time these items cease to be subject to substantial risk of forfeiture. Stock-based performance awards, dividend equivalents, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction in determining its earnings and profits and the resulting taxation of its dividends to shareholders at the time the participant recognizes income.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us in determining our earnings and profits and the resulting taxation of our dividends to shareholders, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, our deduction in determining our earnings and profits and the resulting taxation of our dividends to shareholders for certain awards under the 2013 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Plan is structured to allow grants to qualify as performance-based compensation.

Equity Compensation Plan Information

The table below sets forth information regarding the shares of common stock to be issued upon the exercise of the outstanding stock options and LTIP Units granted under our 2004 Plan and the shares of common stock remaining available for future issuance under our 2004 Plan as of December 31, 2012. Reference is also made to Note 7 of the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

Plan Category	Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	395,000	(1)	$10.00	(2)	1,489,812
Equity compensation plans not approved by security holders	N/A		N/A		N/A

Total	395,000		$10.00		1,489,812

(1)	Includes options to purchase 60,000 shares of common stock granted to certain of the Company’s non-employee directors and 335,000 units of vested and unvested LTIP Units.

(2)	Represents the weighted average exercise price of 60,000 stock options. The LTIP Units have no exercise price.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2013 EQUITY INCENTIVE PLAN.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information about the beneficial ownership of our common stock as of March 21, 2013, unless otherwise indicated, by each director of the Company, each executive officer, all directors and executive officers as a group, and each person known to management to be the beneficial owner of more than 5% of the outstanding shares of common stock.

Name of Beneficial Owner*	Number of Shares Beneficially Owned		Percentage of Shares Outstanding(1)
Directors and Executive Officers:
Edward K. Aldag, Jr.	1,482,989	(2)	**
Emmett E. McLean	373,095	(3)	**
R. Steven Hamner	696,627	(4)	**
William G. McKenzie	130,818	(5)	**
G. Steven Dawson	96,800	(6)	**
Robert E. Holmes, Ph.D.	91,028	(7)	**
Sherry A. Kellett	59,928	(7)	**
L. Glenn Orr, Jr.	99,866	(7)	**
All directors and executive officers as a group (8 persons)	3,031,151	(8)	2.02%
Other Stockholders:
The Vanguard Group, Inc.	17,057,980	(9)	11.36%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock Inc.	11,881,269	(10)	7.91%
40 East 52nd Street New York, NY 10022

*	Unless otherwise indicated, the address is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

**	Less than 1% of the outstanding shares of common stock.

(1)	Based on 150,122,902 shares of common stock outstanding as of March 21, 2013. Includes 20,000 vested common stock options and 221,421 vested operating partnership units (convertible into an equal number of shares of common stock). Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 21, 2013 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	Includes 434,210 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3)	Includes 84,490 shares of unvested restricted common stock, which the named officer has no right to sell or pledge. Includes 4,200 shares held in a custodial account for one of his children.

(4)	Includes 173,016 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5)	Includes 41,697 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(6)	Includes 20,000 shares of common stock issuable upon exercise of vested stock options and 15,737 shares of unvested restricted common stock. Also includes 69,648 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary, and 13,966 shares owned by Regents Gate Associates, LLC, a limited liability company jointly owned by Mr. Dawson’s wife and Corriente Private Trust. Mr. Dawson has voting and investment control with respect to the shares held by Corriente Private Trust and Regents Gate Associates.

(7)	Includes 15,737 shares of unvested restricted common stock, which the named director has no right to sell or pledge. In addition, shares held by Mr. Orr include 700 shares held in a trust account and in accounts for his wife and daughter.

(8)	See notes (1)-(7) above.

(9)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 7, 2013 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 426,533 shares, sole dispositive power with respect to

16,718,147 shares and shared dispositive power with respect to 339,833 shares. The Schedule 13G/A also indicates that Vanguard Fiduciary Trust Company and Vanguard Investments Australia Ltd, wholly-owned subsidiaries of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 203,423 and 359,250 shares, respectively.

(10)	Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 4, 2013 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power and sole dispositive power over 11,881,269 shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the Company’s common stock but that no one person’s interest in the Company’s common stock is more than five percent of the total outstanding common shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of our equity securities, or, collectively, the reporting persons, file with the SEC and the NYSE initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. Based solely on a review of the reports furnished to us, we believe that all of the reporting persons timely filed all of the applicable SEC reports required for 2012.

EXECUTIVE OFFICERS

For information regarding Messrs. Aldag and Hamner, please see “Proposal 1 — Election of Directors” above.

Emmett E. McLean. Mr. McLean, age 57, is one of our founders and has served as our Executive Vice President, Chief Operating Officer and Treasurer since September 2003. Mr. McLean has served as our Secretary since June 2010, and served as our Assistant Secretary from April 2004 to June 2010. In August and September 2003, Mr. McLean also served as our Chief Financial Officer. Mr. McLean was one of our directors from September 2003 until April 2004. From June to September 2003, Mr. McLean served as Executive Vice President, Chief Financial Officer and Treasurer and as a director of our predecessor. From 2000 to 2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1992 to 2000, Mr. McLean worked in the healthcare services industry with two different companies serving in senior positions, including chief financial officer at one of the companies. Prior to 1992, Mr. McLean worked in the investment banking field with Dean Witter Reynolds (now Morgan Stanley) and Smith Barney (now Citigroup), and in the commercial banking field with Trust Company Bank (now SunTrust Banks). Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Directors is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis describes our executive compensation programs for our named executive officers (the “NEOs”) and describes how and why the Compensation Committee made its 2012 compensation decisions. Our NEOs for 2012 are:

—	Edward K. Aldag, Jr. — Chairman of the Board, Chief Executive Officer and President;

—	R. Steven Hamner — Executive Vice President and Chief Financial Officer; and

—	Emmett E. McLean — Executive Vice President, Chief Operating Officer, Treasurer and Secretary.

Executive Summary

We believe that the experience, abilities and commitment of our NEOs provide the Company with a unique skill set in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. We are the largest owner of hospital real estate investments in the country and the only publicly traded REIT that focuses solely on such investments. Accordingly, the primary objectives of our executive compensation program are to attract and retain the best executive talent for this highly specialized business and to align the interests of our executive officers with those of our stockholders. The Compensation Committee has adopted a compensation program designed to link financial and strategic results to executive rewards, reward favorable stockholder returns and enhance our competitive position within our segment of the healthcare industry. The majority of each executive’s compensation is tied directly to the achievement of pre-established corporate and individual goals or is contingent upon the achievement of future performance, which we believe helps to ensure that the financial interests of our NEOs are aligned with those of our stockholders.

The following summary describes the major considerations that influenced the Compensation Committee’s decisions about our NEO’s 2012 compensation.

Total Return to Stockholders

The Company’s total return to stockholders (“TRS”) on both an absolute and relative basis continues to be exceptional including the following returns as of December 31, 2012:

	One-Year (2012)	Two-Year	Three-Year	Five-Year	Since IPO
SNL Equity REIT Index	20.23%	30.25%	67.86%	37.26%	61.70%
Executive Compensation Peer Group Average	23.38%	17.30%	42.19%	31.31%	65.44%
Medical Properties Trust, Inc.	31.17%	28.96%	50.86%	85.09%	118.67%
Rank within Executive Compensation Peer Group	72nd percentile	72nd percentile	59th percentile	76th percentile	69th percentile

The graph below compares the cumulative total return on our common stock from our initial public offering to the cumulative return of comparable indices assuming a $100 investment on July 7, 2005, the date of our IPO. A $100 investment in the Company would have increased to $219 on December 31, 2012 and would have outperformed an investment in each index over the same period by 35% more than the SNL Equity REIT Index, 43% than the MSCI US REIT Index, and 51% more than the Russell 2000.

	July 7, 2005	December 31,
		2006	2007	2008	2009	2010	2011	2012
Medical Properties Trust, Inc.	$100.00	$163.45	$118.15	$80.81	$144.95	$169.56	$166.71	$218.67
MSCI US REIT Index	$100.00	$139.96	$117.80	$74.74	$96.33	$124.14	$134.48	$161.70
Russell 2000 Index	$100.00	$140.42	$116.80	$72.45	$93.18	$119.72	$130.31	$153.24
SNL Equity REIT Index	$100.00	$123.44	$121.51	$80.45	$102.31	$129.79	$124.37	$144.71

Source: SNL Financial, LC

Core Operating Metrics

—	We increased our normalized FFO per share by 27% in 2012 to $0.90 by identifying and acquiring immediately accretive hospital real estate.

—	We increased total revenues by 49% to $201.4 million from $135.5 million.

—	We improved our dividend payment ratio to approximately 80%.

Portfolio Management

—

We completed our strongest acquisition year in history with more than $800 million in investment and commitments, which yielded an average initial cash return of 10.3% and included the transformative transaction with Ernest Health, Inc., which represented $400 million of our 2012 activity and resulted in an increase in the Company’s overall assets by 25%.

—	We selectively sold two assets realizing a gain of more than $15.0 million.

—

We have continued to expand and diversify our portfolio, which as of December 31, 2012 includes $2.1 billion in assets comprised of 82 healthcare properties in 25 states leased to 22 hospital operating companies.

—

Nine of our acute care hospitals operated by three different tenants were recognized as “Top Performers of Key Quality Measures” by the Joint Commission, an independent non-profit organization that accredits and certifies more than 19,000 hospitals and healthcare organizations. Less than 20% of its hospitals attain the Top Performer level.

Balance Sheet Strength and Credit Profile

—	We earned a credit upgrade from Moody’s, contributing to a substantially improved cost of capital.

—	We fully funded the $400 million acquisition of Ernest Health, Inc. while maintaining prudent leverage and liquidity measures.

—	We increased the availability under our revolving line of credit and expanded our network of participating banking institutions.

2012 Executive Compensation Highlights

We believe that our current executive compensation program represents a balanced approach to compensation that is designed to align the interests of our NEOs and the Company’s long-term strategic direction with stockholders and includes the following key features:

—

Utilization of a Balanced Compensation Program — Compensation of our NEOs is comprised of four primary components, which are heavily weighted to pay-for-performance: base salary, annual cash bonus (annual non-equity incentive program), annual grants of restricted stock (including both time- and performance-based awards), and the Long-Term Incentive Performance Plan, which rewards executives only for superior TRS performance on both an absolute and relative basis. Only the base salary component, the smallest of all four, is not subject to performance criteria. Each of the four primary components of executive compensation is discussed in further detail in Components of Executive Compensation below.

—

Emphasis on a Pay-for-Performance Structure — It is our underlying philosophy that pay be tied directly to performance. The majority of the Company’s executive compensation is earned by our NEOs based solely on the achievement of financial and operational performance goals, with approximately 89% of our Chief Executive Officer’s 2012 total compensation being performance-based and approximately 86% and 83% of our Chief Financial Officer’s and Chief Operating Officer’s total compensation being performance-based, respectively. The substantial allocation of 2012 compensation being performance-based reflects our philosophy of maintaining a strong relationship between pay and performance. For 2012, the allocation of our NEOs compensation was as follows:

2012 Pay Mix

Compensation Element (using 2012 Summary Compensation Table amounts)	Edward K. Aldag, Jr.	R. Steven Hamner	Emmett E. McLean
Non-Equity Plan Compensation	31%	30%	34%
Time-Based Restricted Stock	22%	20%	16%
Performance-Based Restricted Stock	19%	17%	14%
2012 LTIP Plan	17%	19%	19%
Total Performance-Based Compensation	89%	86%	83%
Salary	10%	13%	15%
Perquisites	1%	1%	2%
Total Non-Performance Based Compensation	11%	14%	17%

—

Majority of Long-Term Incentive Awards Are “At-Risk” — Since 2010, one-half of the annual grants of restricted stock vest only if we achieve a pre-determined TRS over the vesting period. In 2012, our Compensation Committee awarded annual grants of restricted stock that require us to achieve a TRS of at least 9% in order for our NEOs to realize one-half of such grants. Beginning in 2011, the Compensation Committee also began implementing an annual Long-Term Incentive Performance Plan, which rewards our NEO’s for superior absolute and relative TRS performance over a three-year period (discussed in more detail under Components of Compensation).

For 2012, the allocation of time-based restricted stock, which was granted based on past performance, and future performance-based restricted stock, which is still at-risk based on future TRS performance for our NEOs (using amounts from the Summary Compensation Table below) was as follows:

Name	Past Performance Awards	At-Risk Awards
Edward K. Aldag, Jr.	38%	62%
R. Steven Hamner	36%	64%
Emmett E. McLean	34%	66%

As of December 31, 2012, of the performance shares that have been granted to the Chief Executive Officer since 2006, only 32% have been earned, while 14% have been forfeited and 54% are still within the performance period and are subject to forfeiture if the respective TRS targets are not achieved. Despite the Company’s exceptional TRS performance described above, 14% of the shares granted to Mr. Aldag have been forfeited as a result of the Company utilizing a pay-for-performance model that requires management to create exceptional, above-market returns in order to earn 100% of the performance shares. However, accounting rules require that we record 100% of the grant date award value, even if an NEO does not actually earn any of the awards, as compensation expense.

—

Commitment to Pay-for-Performance — The Company’s commitment to pay-for-performance is illustrated in the total compensation paid to our Chief Executive Officer per the Summary Compensation Table below. The graph below illustrates total compensation for Mr. Aldag since 2008 and the TRS on a $100 investment in the Company made on January 1, 2008. As a result of the majority of Mr. Aldag’s compensation being performance-based and tied to the Company’s stock price performance, our compensation has aligned with our TRS performance over the long-term period.

2008-2012 Pay-for-Performance

The graph above illustrates a very close long-term correlation between Mr. Aldag’s total compensation and the Company’s performance over the past five years. Further, it has become the practice among shareholder advisory firms to quantify the relationship between (a) the rate of change of the Company’s TRS versus (b) the rate of change of the Chief Executive Officer’s pay, or more simply to quantify the measure of long-term directional alignment. Based upon the data in the above graph, the long-term directional alignment between TRS and Chief Executive Officer pay for the Company is +1.0, meaning that Mr. Aldag’s compensation increased at a lower rate than TRS over the historical five-year period, which clearly illustrates the Company’s commitment to pay-for-performance.

—

Maintain Corporate Governance Policies that Promote Our Pay-for-Performance Philosophy — We maintain equity ownership guidelines for key executive officers, including a multiple of six times current base salary for the Chief Executive Officer, as well as an internal policy that prohibits all employees, including directors and executive officers, from engaging in any transaction that allows them to gain from declines in the Company’s securities (an “anti-hedging” policy). We have also implemented a new corporate governance-related compensation policy for the recoupment of incentive-based compensation (a “clawback” policy). The 2013 performance based restricted stock awards include a mandatory holding period under which the executives will not be able to sell their vested shares for an additional two years following the vesting date.

—

Ensure that Appropriate Consideration is Given to Compensation-Related Risk — The Compensation Committee also evaluates our executive compensation programs to ensure that appropriate consideration is given to compensation risks including (i) compensation methods that may incentivize our executives to make decisions that, while creating apparent short term financial and operating success, may in the longer term result in future losses and other value depreciation; and (ii) compensation that is not competitive in the market, and does not adequately reward our executive officers for their specialized knowledge, expertise and historical achievements that may impact our ability to retain executives with such knowledge and expertise and adversely affect our growth, profitability and long term value.

—

Limited Post-Retirement Benefits — We believe that the total compensation paid to our NEOs is presently set at a level that accommodates prudent personal planning for certain post-retirement costs, including the costs of healthcare. Accordingly, with very limited exceptions related to the period of time after employment that we will pay for certain insurance coverage, we do not presently have any programs that provide post-retirement benefits or compensation.

—

Limited Perquisites — We provide to our NEOs certain other compensation that we believe is customary and is minor in relation to total compensation (and represents less than 2% of each NEO’s total compensation). This includes the employer match to a portion of the executive’s 401(k) contribution (our only retirement program and a perquisite available to all of our employees), reimbursement of certain limited amounts of disability and life insurance premiums, automobile allowances and certain limited professional fees. These are each described and quantified in the Summary Compensation Table below.

Stockholder advisory vote on compensation

At our May 2012 annual meeting, we held a non-binding stockholder vote to approve the executive compensation of our NEOs. Approximately 85% of votes cast were in favor of the proposal. We believe that the support of our stockholders for the 2012 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Although we received a high positive response to our 2012 say-on-pay proposal, we nonetheless emphasized extensive outreach to our shareholders in order to learn from them about any concerns or questions they may have. Since our May 2012 annual shareholder meeting our CEO and CFO have attended at least 12 industry investor conferences where they held more than 125 one-on-one meetings with investors who had opportunities to explore our compensation practices.

Compensation Review Process

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of our NEOs. The Compensation Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

—	reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash incentive plan;

—	evaluating the performance of our executive officers in light of these goals and objectives;

—	evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer; and

—	approving any changes to our executives’ total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.

In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the Committee has engaged an executive compensation consultant, as described below.

Role of the Chief Executive Officer and Chief Financial Officer

Within the framework of the compensation programs approved by the Compensation Committee, our Chief Executive Officer and Chief Financial Officer discuss with the executive compensation consultant their assessment of the Company’s overall performance, each executive officer’s individual performance and employee retention considerations. Additionally, our Chief Executive Officer and Chief Financial Officer provide recommended corporate goals for the annual cash incentive plan based on the Company’s strategic, financial and operational plans, as well as analyst and market expectations. However, the Compensation Committee, in its sole discretion, makes the final determination of all executive officer compensation.

Role of the Compensation Consultant

The Compensation Committee has retained FTI Consulting, Inc., a nationally recognized compensation consulting firm specializing in the real estate industry (the “Compensation Consultant” or “FTI”). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of FTI attends meetings of the Compensation Committee and communicates with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement between the Compensation Committee and the Compensation Consultant. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends and corporate governance matters. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. Historically, on an annual basis since 2007, FTI has been engaged by management to perform a variety of tax structuring and compliance services unrelated to executive compensation. Although these services were not formally approved in advance by the Compensation Committee, the Compensation Committee has been aware of and approved of FTI’s role as a provider of non-executive compensation related services to us. FTI reports to the Compensation Committee any such services and fees annually, in connection with its retention, and upon the reasonable request of the Compensation Committee. The Compensation Committee has determined that FTI advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps that FTI takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes the following factors into consideration:

—	The Compensation Committee directly hired and has the authority to terminate FTI engagement for executive compensation related services.

—	The Compensation Committee solely determined the terms and conditions of FTI’s engagement for compensation related services, including the fees charged.

—	FTI is engaged by and reports directly to the Compensation Committee for all executive compensation services.

—	FTI has direct access to members of the Compensation Committee during and between meetings.

During 2012, we paid FTI $103,882 in consulting fees directly related to executive, Board and other compensation-related services performed for the Compensation Committee. During the same period, we paid FTI $310,521 for its tax structuring and compliance consulting services unrelated to executive, Board and compensation matters.

Peer Group Analysis

The Committee relies on compensation information as prepared by the Compensation Consultant to determine the competitive market for our NEOs. As a result of the Company completing several transformative deals, including the transaction with Ernest Health, Inc., we conducted a thorough review and assessment of our historical executive compensation peer group to ensure that we are utilizing an appropriate group of constituents that reflects our unique segment of the health care industry. Following this review, we developed a group of 18 publicly-traded REITs and hospital companies with a median equity market capitalization of approximately $2.0 billion (the “Peer Group”) that remained largely unchanged from our historical peer group, with the exception of the following modifications:

—	Removed Cogdell Spencer, Inc. as a result of its being acquired by Ventas, Inc. in April 2012;

—

Removed Corporate Properties Trust and First Potomac Realty Trust as a result of no longer being comparable in terms of owning and operating specialized real estate that requires additional knowledge about the operations of the tenant;

—	Added Sabra Heath Care REIT, Inc., which represents a recent health care REIT IPO with comparable assets; and

—

Added three hospital companies outside of the REIT industry that are comparable to the Company in terms of the knowledge and skills necessary by the executive team members to effectively manage the company and its facilities, including Health Management Associates, Inc., Healthsouth Corp. and Lifepoint Hospitals, Inc.

We believe the Peer Group represents the companies with which we currently compete for executive talent, and includes our principal business competitors. For 2012, the Peer Group consisted of the following companies:

—    Alexandria Real Estate Equities, Inc.

—    BioMed Realty Trust

—    Colonial Properties Trust

—    Digital Realty Trust, Inc.

—    DuPont Fabros Technology, In

—    Health Care REIT, Inc.

—    Health Management Associates, Inc.

—    Healthcare Realty Trust, Inc.

—    Healthsouth Corp.

—    Lifepoint Hospitals, Inc.

—    LTC Properties, Inc.

—    MPG Office Trust, Inc.

—    National HealthCare Corporation

—    Omega Healthcare Investors, Inc.

—    Parkway Properties, Inc.

—    Sabra Health Care REIT, Inc.

—    Ventas, Inc.

—    Washington Real Estate Investment Trust

To assess the competitiveness of our executive compensation program, FTI analyzes Peer Group proxy compensation data levels, as well as the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use. The Compensation Committee takes into account various factors such as our performance within the Peer Group, scope of responsibilities for each individual executive, internal equity considerations, and any succession and retention considerations.

Components of Executive Compensation

The following is a summary of the elements and amounts of our compensation program for our NEOs in 2012. As noted above, a majority of our NEOs’ total compensation is based on pre-established measures, the achievement of which we believe is correlated with long term creation and maintenance of stockholder value. Another significant portion of the value our NEOs are eligible to earn as compensation is represented by shares of restricted common stock that vest over multiple periods and materially impact the long-term net worth of our NEOs. We believe these two key elements of our compensation strategy create appropriate incentives for our NEOs.

Base Salaries

The Compensation Committee has determined that base salaries should comprise a relatively minor portion of the total compensation that an executive is eligible to earn and has established base salary levels relative to the Peer Group. In 2012, each of our NEO’s base salary was increased only by the approximate change in the consumer price index during 2011. For 2013, there were no base salary increases for our NEOs. In limiting base salary increases to inflation, the Compensation Committee considered the opportunities for our executive officers to earn incentive compensation based on their achievement of certain longer-term financial and operational targets as described below.

Annual Cash Bonus (Non-Equity Incentive Plan Compensation)

Our NEOs have opportunities to earn annual cash compensation of up to specified multiples of their base salaries if certain specified corporate goals are reached at the “Threshold,” “Target,” “Superior” and “Outperformance” levels as described below. The following table specifies the potential multiples for each NEO.

Name	Threshold	Target	Superior	Outperformance
Edward K. Aldag, Jr.	100%	175%	250%	350%
R. Steven Hamner	75%	125%	175%	250%
Emmett E. McLean	75%	125%	175%	250%

The majority (generally, 65%) of the potential annual bonus for each NEO is based on quantifiable measures of performance that are established and discussed with each executive early in the fiscal year. In early 2012, the following goals, measurements and potential base salary multiples were established for calendar year 2012:

Corporate Goal	Weight	Threshold	Target	Superior	Outperformance
Exposure by Tenant	20.0%	30% max	27% max	25% max	23% max
Successful Acquisition of Ernest	25.0%	N/A	N/A	N/A	Yes
Additional Acquisitions	15.0%	$100 million	$135 million	$175 million	$200 million
AFFO Payout	10.0%	100.0%	95.0%	90.0%	85.0%
Liquidity	20.0%	$75 million	$85 million	$95 million	$100 million
Improve Credit Rating	10.0%	N/A	N/A	One notch	More than one notch

TOTAL	100.0%

The following table shows the level of achievement for each of the 2012 goals:

Corporate Goal	2012 Goals	Actual Achievement
Exposure by Tenant	Target	26.4%
Successful Acquisition of Ernest	Outperformance	Yes
Additional Acquisitions	Outperformance	More than $200 million
AFFO Payout	Superior	90.0%
Liquidity	Outperformance	More than $100 million
Improve Credit Rating	Superior	One notch

The remaining 35% of the annual bonus potential is based on the respective performance of each NEO based on the Compensation Committee’s consideration of various quantitative and qualitative factors. For 2012, the factors listed in the “Executive Summary” on page 21 were considered.

Annual Long-Term Incentive Awards

The Compensation Committee may grant long-term, equity-based incentive awards to our executive officers under the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Equity Incentive Plan”). These awards may take the form of incentive stock options, nonqualified stock options, restricted common stock, restricted stock units, deferred stock units, stock appreciation rights, and performance share units. Based on an assessment of competitive factors and performance, the Compensation Committee determines an award that is sufficient to both properly reward, and provide future incentive for, each executive officer. The Compensation Committee generally considers the amount paid under the other components of the executives’ compensation along with the market information related to compensation of Peer Group company executives in determining the value and character of long-term incentive awards. Further, the Compensation Committee intends to continue to closely align the interests of the executive officers with those of the stockholders generally by making such incentive awards in the form of restricted stock (both time-based and performance-based). Shares of restricted stock granted under the 2004 Equity Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of our common stock. In past years, to encourage retention, restricted stock awards have generally vested over periods of three to five years, and have sometimes required achievement of certain performance measures in order to vest. Subject to approval by stockholders, future equity-based incentive awards will be granted and governed under the proposed 2013 Equity Incentive Plan.

To help determine the amount of long-term equity incentives to award our NEOs during 2012, the Compensation Committee considered the Company’s overall performance along with the total compensation levels of the Company’s NEOs and the Peer Group. Based on our 2011 performance, the Compensation Committee granted time-based and performance-based restricted shares to each of the NEOs. One-half of these restricted shares vest over a three-year period in equal quarterly amounts. The remaining one-half vest only if during the three year period, our TRS is equal to or exceeds 9% per year (with carry back and carry forward provisions through December 31, 2016). Moreover, dividends that accrue on the performance based restricted stock are not paid until and unless the requisite TRS performance requirements are achieved.

Based on these considerations, long-term incentive shares of restricted common stock (the “2012 Long-Term Incentive Awards”) were awarded by the Compensation Committee to our NEOs as follows: Messrs. Aldag, Hamner and McLean: 259,876, 119,542, and 83,160, respectively. The amounts in the table below are based upon the grant date value of the 2012 Long-Term Incentive Awards.

Name	Time-Based Awards ($)	Performance-Based Awards ($)	Total Awards ($)
Edward K. Aldag, Jr.	$1,317,571	$1,116,167	$2,433,738
R. Steven Hamner	606,078	513,433	1,119,511
Emmett E. McLean	421,621	357,172	778,793

2012 Long-Term Incentive Performance Plan

Starting in 2011, the Compensation Committee has implemented an annual superior performance plan designed to motivate senior management to deliver superior absolute and relative stockholder returns and further align management’s and stockholders’ interests. In January 2012, the Company implemented the 2012 LTIP Plan under which recipients have the opportunity to earn additional stock awards if our TRS exceeds predetermined hurdles over a three year performance period, with two years of additional time-based vesting after the end of the performance period. The 2012 LTIP Plan utilizes notional LTIP units that may be earned based on the achievement of absolute TRS (50% weighting) and relative TRS (50% weighting).

The absolute and relative hurdles under the 2012 LTIP are as follows:

Absolute TRS Award		Relative TRS Award
TRS Performance	% of Award Earned	MSCI US REIT Index Performance	% of Award Earned
27%	0%	=Index	0%
29%	25%	Index +3%	50%
31%	50%	Index +6% or greater	100%
33%	75%
35%	100%

For performance between the specified TRS Performance and MSCI US REIT Index Performance hurdles, the amount earned would be interpolated on a linear basis.

The Compensation Committee allocated LTIP units to our NEOs in 2012 as follows:

Name	Notional LTIP Units (#)	Grant Date Accounting Value ($)
Edward K. Aldag, Jr.	275,000	$1,053,250
R. Steven Hamner	150,000	574,500
Emmett E. McLean	125,000	478,750

Although the amounts above are reported in the Summary Compensation Table below, the compensation realized by the NEOs may be meaningfully different, as the number of actual shares earned will be ultimately dependent on the Company’s long-term TRS performance.

Other Benefits

We maintain a 401(k) Retirement Savings plan and annually match 100% of the first three percent (3%) of pay contributed, plus fifty percent (50%) of the next two percent (2%) of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for all employees. Each of our NEOs has employment agreements with us pursuant to which certain other benefits are provided to them. The financial terms of each such employment agreement are set forth in “Employment Agreements with Named Executive Officers” below.

Practices with Regard to Dates and Pricing of Stock and Option Grants

The Compensation Committee approves grants of restricted stock awards to our executive officers and determines the date on which such grants will be made, which is generally the first business day of the year following such approval. The number of shares awarded is calculated based on the closing stock price on the date on which such restricted stock awards were approved by the Compensation Committee. All NEOs must receive prior authorization for any purchase or sale of our common stock.

We have never granted stock options to our executive officers.

Corporate Governance Policies Relating to Compensation

Equity Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to key executive officers. While there are no penalties for failure to meet the ownership levels discussed below, we will report ownership status to our Compensation Committee on an annual basis. Failure to meet the ownership levels, or show sustained progress towards meeting them, may result in payment to the directors and the key executive officers of future compensation in the form of equity rather than cash.

With respect to our key executive officers, the guidelines require ownership of shares of our common stock, including vested and unvested common stock, within five years of becoming an executive officer or from promotion to a new executive officer position, with a value equal to the following multiple of his or her base salary:

Title	Multiple of Base Salary
Chairman, Chief Executive Officer and President	6x
Executive Vice Presidents (including CFO and COO)	4x

Our ownership guidelines also require ownership by each non-employee director of shares of our common stock, including vested and unvested common stock, in an amount equal to at least three times the annual fee paid to such director. Non-employee directors must comply with the ownership requirement within a period of three years after he or she initially joins the Board, and must come back into compliance within three years in the event that he or she should fall short of this ownership requirement at any time.

All of our non-employee directors and NEOs met the equity ownership guidelines as of December 31, 2012.

Clawback Policy

In February 2013, the Board adopted a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) in the event the Company is required to restate its financial statements due to the material noncompliance of the Company with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud or gross negligence. Each executive officer who is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for incentive awards made to that executive officer after January 1, 2013, that would not have been made if the restated financial measures had been reported initially.

Prohibited Transactions

In 2010, the Board adopted an internal “Insider Trading Policy” that is applicable to our executive officers and directors. The policy prohibits any director or executive officer of the Company from engaging in short sales of the Company’s securities and from trading in puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits directors and executive officers of the Company from engaging in certain forms of hedging or monetization transactions, which allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. It is also our policy to discourage our NEOs from excessive use of margin accounts because unforeseen circumstances may force an NEO to sell shares at inopportune times. However, we do not absolutely prohibit moderate and shorter-term use of margin for tax and other temporary cash needs because to do so could also force our NEOs to sell shares that we prefer they retain, continuing to demonstrate their commitment to and confidence in our company. During 2012 none of our NEOs margined any shares for any length of time.

Mandatory Holding Period

The 2013 performance based restricted stock awards not only include a three-year vesting period but also have a mandatory holding period under which the executives will not be able to sell their vested shares for an additional two years following the vesting date.

Compensation Risk Assessment

During 2012, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that:

—

compensation methods do not incentivize our executives to make decisions that, while creating apparent short term financial and operating success, may in the longer term result in future losses and other value depreciation; and

—

compensation is competitive in the market and adequately rewards our NEOs for their specialized knowledge, expertise and historical achievements so that the Company is not negatively impacted in our ability to retain executives with such knowledge and expertise and thus, adversely affects our growth, profitability and long term value.

After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation program does not encourage excessive risk taking and believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

—

Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking.

—	Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

—	A significant portion of each executive’s compensation is tied to the future stock performance of the Company.

—	Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation.

—	A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company.

Section 162(m) Policy

The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company’s tax return of compensation over $1 million to any of the NEOs of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary, and has been approved by the Company’s stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

L. Glenn Orr, Jr. (Chairman)

Robert E. Holmes, Ph.D.

Sherry A. Kellett

COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements with Named Executive Officers

We have employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. Pursuant to these employment agreements, our NEOs were paid the following annual base salaries in 2012: Mr. Aldag, $600,000; Mr. Hamner, $400,000; and Mr. McLean, $395,000. These agreements provide that each NEO agrees to devote substantially all of their business time to our operation. The employment agreement for each of the NEOs is for a three-year term, which is automatically extended at the end of each year within such term for an additional one year period, unless either party gives notice of non-renewal as provided in the agreement.

These employment agreements permit us to terminate each executive’s employment with appropriate notice for “cause,” which includes (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and also exclusive of a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the executive on a per se basis due to the Company offices held by the executive, so long as any act or omission of the executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to materially perform or materially adhere to explicitly stated duties that are consistent with the terms of his employment agreement, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board of Directors, or to follow the lawful directives of the Board of Directors (provided such directives are consistent with the terms of his employment agreement), which, in any such case, continues for thirty (30) days after written notice from the Board of Directors to the executive, or (iv) gross negligence or willful misconduct in the material performance of the executive’s duties.

Each of the NEOs has the right under his employment agreement to resign for “good reason,” which includes (i) the employment agreement is not automatically renewed by the Company; (ii) the termination of certain incentive compensation programs; (iii) the termination or diminution of certain employee benefit plans, programs, or material fringe benefits; (iv) the relocation of our principal office outside of a 100 mile radius of Birmingham, Alabama (in the case of Mr. Aldag); or (v) our breach of the employment agreement which continues uncured for 30 days. In addition, in the case of Mr. Aldag, the following constitute good reason: (i) his removal from the Board of Directors without cause or his failure to be nominated or elected to the Board of Directors; or (ii) any material reduction in duties, responsibilities, or reporting requirements, or the assignment of any duties, responsibilities, or reporting requirements that are inconsistent with his positions with us.

The executive employment agreements provide a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The NEOs are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. In addition, the employment agreements provide for annual paid vacation of six weeks for Mr. Aldag and four weeks for Messrs. Hamner and McLean, and various other customary benefits. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the CPI for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on the receipt of these life insurance premium reimbursements. The NEOs are also reimbursed for the cost of their disability insurance premiums.

The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.

If the NEO’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined, and other existing obligations. If we terminate a NEO’s employment without cause, or if any of them terminates his employment for good reason, we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag); and (iii) certain other benefits as provided for in the employment agreement. Additionally, in the event of a termination by us for any reason other than cause or by the executive for good reason, all of the stock options, if any, and restricted stock granted to the executive will become fully vested, and the executive will have whatever period remains under the stock options in which to exercise all vested stock options.

In the event of death of any of our NEOs, then, in addition to the accrued salary, bonus, and incentive payments due to them, they shall become fully vested in their stock options and restricted stock, and their respective beneficiaries will have whatever period remains under the stock options to exercise such stock options. In addition, their estates would be entitled to their prorated incentive bonuses.

In the event the employment of our NEOs ends as a result of a termination by us for cause or by the executives without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise their vested stock options pursuant to the terms of the grant, but all other unvested stock options and restricted stock would be forfeited.

Upon a change of control, the NEOs will become fully vested in their stock options and restricted stock and will have whatever period remains under the stock options in which to exercise their stock options. In addition, if the employment of any NEO is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve month period during his tenure multiplied by three. All of our NEOs are original founders and owners of a significant majority of the company. Upon the initial sale of stock in 2004 to qualified institutions, the NEOs relinquished virtually all of their ownership in return for their employment agreements. Since 2004 there have been no amendments to these agreements with respect to these change of control provisions and there have been no amendments of any kind in the last three years.

If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives under these employment agreements has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us.

The employment agreements provide that the NEOs are eligible to participate in our equity incentive plan. The employment agreements also provide that the NEOs are eligible to receive annual cash bonuses based on the bonus policy adopted by the Compensation Committee.

Summary Compensation Table

The amounts in the table below are a summary of the components of compensation our NEOs received in the last three years:

Name and principal positions	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total Compensation
Edward K. Aldag, Jr	2012	$600,000	—	$3,486,989	(10)	—	$1,885,500	—	$80,080	(1)	$6,052,569
Chairman of the Board, Chief	2011	575,000	—	3,166,571		—	1,564,000	—	76,488	(4)	5,382,059
Executive Officer and President	2010	550,680	—	1,943,153		—	1,891,586	—	56,411	(7)	4,441,830

Emmett E. McLean	2012	$395,000	—	$1,257,543	(10)	—	$884,800	—	$42,763	(2)	$2,580,106
Executive Vice President, Chief	2011	380,000	—	1,122,599		—	736,963	—	39,815	(5)	2,279,377
Operating Officer, Treasurer and Secretary	2010	372,528	—	631,525		—	913,159	—	45,085	(8)	1,962,297

R. Steven Hamner	2012	$400,000	—	$1,694,011	(10)	—	$896,000	—	$38,537	(3)	$3,028,548
Director, Executive Vice President	2011	385,000	—	1,600,579		—	746,659	—	39,357	(6)	2,771,595
and Chief Financial Officer	2010	374,712	—	971,576		—	918,512	—	41,192	(9)	2,305,992

(1)	Represents $10,000 in Company 401(k) match, a $12,000 automobile allowance, $7,746 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, $42,411 for the cost of life insurance and $4,611 for an annual physical. These additional benefits include $22,702 to reimburse Mr. Aldag for tax liabilities associated with such payments.

(2)	Represents $10,000 in Company 401(k) match, a $9,000 automobile allowance, $8,779 for the cost of tax preparation, $468 for the cost of disability insurance and $14,516 for the cost of life insurance. These additional benefits include $9,656 to reimburse Mr. McLean for tax liabilities associated with such payments.

(3)	Represents $10,000 in Company 401(k) match, a $9,000 automobile allowance and $19,537 for the cost of life insurance. These additional benefits include $7,121 to reimburse Mr. Hamner for tax liabilities associated with such payments.

(4)	Represents $9,800 in Company 401(k) match, a $12,000 automobile allowance, $5,378 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, $41,347 for the cost of life insurance and $4,651 for an annual physical. These additional benefits include $22,837 to reimburse Mr. Aldag for tax liabilities associated with such payments.

(5)	Represents $9,800 in Company 401(k) match, a $9,000 automobile allowance, $7,643 for the cost of tax preparation, $936 for the cost of disability insurance and $12,436 for the cost of life insurance. These additional benefits include $8,711 to reimburse Mr. McLean for tax liabilities associated with such payments.

(6)	Represents $9,800 in Company 401(k) match, a $9,000 automobile allowance, and $20,557 for the cost of life insurance. These additional benefits include $8,521 to reimburse Mr. Hamner for tax liabilities associated with such payments.

(7)	Represents $9,800 in Company 401(k) match, a $12,000 automobile allowance, $2,174 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance and $29,125 for the cost of life insurance. These additional benefits include $13,130 to reimburse Mr. Aldag for tax liabilities associated with such payments.

(8)	Represents $9,800 in Company 401(k) match, a $9,000 automobile allowance, $14,815 for the cost of tax preparation, $464 for the cost of disability insurance and $11,006 for the cost of life insurance. These additional benefits include $10,709 to reimburse Mr. McLean for tax liabilities associated with such payments.

(9)	Represents $9,800 in Company 401(k) match, a $9,000 automobile allowance, $1,920 for the cost of disability insurance and $20,472 for the cost of life insurance. These additional benefits include $8,588 to reimburse Mr. Hamner for tax liabilities associated with such payments.

(10)	A portion of these stock awards include performance-based vesting conditions; the value reported with respect to these awards is the grant date fair value based upon the probable outcome of the performance-based vesting conditions. The reported value for these performance-based awards is $2,169,417; $835,922; and $1,087,933 for Messrs. Aldag, McLean, and Hamner, respectively. The value of these performance-based awards at the grant date if the highest level of performance conditions is achieved is $4,106,071; $1,689,121; and $2,127,078 for Messrs. Aldag, McLean, and Hamner, respectively. Assumptions used in the calculation of these amounts are included in Note 7 of the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2012. For further detail regarding each of these awards, see “Compensation Discussion and Analysis — Components of Executive Compensation.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)	Outperformance ($)	Threshold (#)	Target (#)		Maximum (#)
Edward K. Aldag, Jr.	1/3/2012	$600,000	$1,050,000	$1,500,000	$2,100,000	—	—		—	—	—	—	—
	1/3/2012	—	—	—	—	—	129,938	(4)	—	129,938	—	—	—
	1/3/2012	—	—	—	—	—	137,500	(5)	—	—	—	—	—
	1/3/2012	—	—	—	—	—	137,500	(6)	—	—	—	—	$3,486,989

Emmett E. McLean	1/3/2012	$296,250	$493,750	$691,250	$987,500	—	—		—	—	—	—	—
	1/3/2012	—	—	—	—	—	41,580	(4)	—	41,580	—	—	—
	1/3/2012	—	—	—	—	—	62,500	(5)	—	—	—	—	—
	1/3/2012	—	—	—	—	—	62,500	(6)	—	—	—	—	$1,257,543

R. Steven Hamner	1/3/2012	$300,000	$500,000	$700,000	$1,000,000	—	—		—	—	—	—	—
	1/3/2012	—	—	—	—	—	59,771	(4)	—	59,771	—	—	—
	1/3/2012	—	—	—	—	—	75,000	(5)	—	—	—	—	—
	1/3/2012	—	—	—	—	—	75,000	(6)	—	—	—	—	$1,694,011

(1)	Represents cash compensation which may be earned if specified corporate goals are reached.

(2)	Represents awards of performance-based restricted stock. Dividends are not paid on performance-based awards until the award is earned.

(3)	Represents awards of time-based restricted stock which will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was calculated using a value of $10.14 per share, which was the average price of our common stock on January 3, 2012, the date on which these grants were made. Dividends are paid on the time-based stock awards starting on the date of grant.

(4)	Represents 2012 Long-Term Incentive Awards which will be earned if the Company achieves a simple 9.0% annual TRS over a three year period, with carryback and carryforward provisions through December 31, 2016. The grant date fair value of the performance-based awards is based upon $8.59 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

(5)	Represents 2012 Absolute TRS Awards which will be earned if the Company achieves specific cumulative TRS from January 1, 2012 to December 31, 2014. The grant date fair value of the performance-based awards is based upon $3.46 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

(6)	Represents 2012 Relative TRS Awards which will be earned if the Company outperforms the MSCI U.S. REIT Index over the cumulative period from January 1, 2012 to December 31, 2014. The grant date fair value of the performance-based awards is based upon $4.20 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2012

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2012. Market values are based on a price of $11.96 per share, the closing price of our common stock on December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward K. Aldag, Jr.	—	—	—	—	—	237,639	(1)	2,842,162	789,544	9,442,946
Emmett E. McLean	—	—	—	—	—	86,294	(2)	1,032,076	335,464	4,012,149
R. Steven Hamner	—	—	—	—	—	114,408	(3)	1,368,320	404,827	4,841,731

(1)	8,170 shares vested on January 1, 2013. 33,416 shares vested on February 14, 2013. 54,768 shares vest on December 31, 2013. 43,831 shares vest in quarterly installments from January 1, 2013 through January 1, 2014. 97,454 shares vest in quarterly installments from January 1, 2013 through January 1, 2015.

(2)	2,658 shares vested on January 1, 2013. 12,531 shares vested on February 14, 2013. 10,000 shares vest on December 31, 2013. 13,250 shares vest in quarterly installments from January 1, 2013 through January 1, 2014. 31,185 shares vest in quarterly installments from January 1, 2013 through January 1, 2015. 16,670 units of profits interest in our operating partnership vest on December 31, 2013.

(3)	4,085 shares vested on January 1, 2013. 16,708 shares vested on February 14, 2013. 27,384 units of profits interest in our operating partnership vest on December 31, 2013. 21,403 shares vest in quarterly installments from January 1, 2013 through January 1, 2014. 44,828 shares vest in quarterly installments from January 1, 2013 through January 1, 2015.

(4)	Represents various performance-based awards including the following:

—

Awards granted under the 2007 Multi-Year Incentive Plan — 142,856 and 62,856 shares remain unvested for Messrs. Aldag and Hamner, respectively, and 57,143 units of profit interest in our operating partnership remain unvested for Mr. McLean. These awards vest annually and ratably over a seven-year period (beginning March 1, 2007 through December 31, 2014) contingent upon our achievement of a simple 9.0% annual TRS. These awards provide for payment of dividends on all vested and unvested awards.

—

2011 Long-Term Incentive Awards — 35,062; 10,601; and 17,124 shares remain unvested for Messrs. Aldag, McLean and Hamner, respectively, which will be earned if we achieve a simple 9.0% annual TRS over a three year period from the date of grant, with carryback and carryforward provisions through December 31, 2015.

—

2011 Absolute TRS Awards — 62,500; 28,750; and 33,750 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively, which will be earned if we achieve specific cumulative TRS from January 1, 2011 to December 31, 2013. The minimum TRS needed to earn a portion of these awards is 27%, with 100% of the awards earned if our TRS reaches 39%. If any shares are earned from these awards, the shares will vest in equal annual amounts on January 1, 2014, 2015 and 2016.

—

2011 Relative TRS Awards — 187,500; 86,250; and 101,250 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively, which will be earned if we outperform the MSCI U.S. REIT Index, or the Index, over the cumulative period from January 1, 2011 to December 31, 2013. Our TRS must exceed that of the Index to earn the minimum number of shares under these awards, while it must exceed the Index by 12% to earn 100% of the awards. If any shares are earned from these awards, the shares will vest in equal annual amounts on January 1, 2014, 2015 and 2016.

—	2012 Long-Term Incentive Awards — 86,626; 27,720; and 39,847 shares remain unvested for Messrs. Aldag, McLean and Hamner, respectively.

—	2012 Absolute TRS Awards — 137,500; 62,500; and 75,000 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.

—	2012 Relative TRS Awards — 137,500; 62,500; and 75,000 shares remain unearned for Messrs Aldag, McLean and Hamner, respectively.

The earn-out and vesting provisions, as applicable, of the 2012 Long-Term Incentive Awards, the 2012 Absolute TRS Awards, and the 2012 Relative TRS Awards are fully described in “Compensation Discussion and Analysis — Components of Executive Compensation.”

Option Exercises and Stock Vested

The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2012. The “Value Realized Upon Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Edward K. Aldag, Jr.	—	—	425,021	$4,702,606
Emmett E. McLean	—	—	150,440	1,668,070
R. Steven Hamner	—	—	207,022	2,288,339

Potential Payments Upon Termination or Change in Control

The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events. The change-in-control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion above under “Compensation of Executive Officers — Employment Agreements with Named Executive Officers” for information about payments upon termination or a change-in-control. All equity interests included in the termination and change-in-control calculations represent previously granted restricted stock awards and are valued based on the closing price of our common stock on December 31, 2012.

Name	Change in Control(1)	Death(1)	Termination Not for Cause; By Executive for Good Reason; Permanent Disability(1)	Termination for Cause; By Executive without Good Reason
Edward K. Aldag, Jr.	$22,561,031	$12,345,108	$22,561,031	$—
Emmett E. McLean	8,901,286	5,080,225	8,872,147	—
R. Steven Hamner	10,098,051	6,246,051	10,079,222	—

(1)	Amounts exclude any gross up for potential Excise Tax that may be due pursuant to Code Section 280G.

COMPENSATION OF DIRECTORS

The Compensation Committee has engaged FTI each year since 2007 to assist it in conducting a competitive review of our non-employee director compensation program. In late 2011, FTI conducted a survey of director compensation trends within the REIT industry, which survey included approximately 108 publicly-traded REIT filings. More specifically, FTI reviewed how the use of each component of total compensation (e.g., cash retainers, meeting fees, and equity awards) compared to market practice, and how the total compensation for Board of Director and committee members compared to market practice. FTI’s report presented data comparing our director compensation to market levels, and the Compensation Committee took into consideration all of FTI’s findings and recommendations in determining the compensation structure for our non-employee directors for 2012.

As compensation for serving on our Board of Directors during 2012, each non-employee director received a cash retainer of $75,000. Committee chairmen received an additional $15,000, except for the Audit Committee chairman who received an additional $20,000. In addition, our lead independent director received an additional $20,000. Each non-employee director has been awarded restricted stock during each year that he or she served on the Board of Directors as a non-employee director, including 7,843 shares, 7,828 shares and 8,835 shares in 2010, 2011 and 2012, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board of Director and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors in its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

The following table summarizes the compensation paid to our non-employee directors for their services during 2012. The grant date fair value of the restricted stock awards is based on $10.14 per share, the average price of our common stock on January 3, 2012, the date on which these grants were made.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
G. Steven Dawson	$95,000	$89,587	—	—	—	—	$184,587
Robert E. Holmes	$110,000	$89,587	—	—	—	—	$199,587
Sherry A. Kellett	$75,000	$89,587	—	—	—	—	$164,587
William G. McKenzie	$75,000	$89,587					$164,587
L. Glenn Orr, Jr.	$90,000	$89,587	—	—	—	—	$179,587

The following table shows outstanding equity awards for each of our non-employee directors at December 31, 2012.

	Unvested Stock	Stock Options
G. Steven Dawson	10,540	20,000
Robert E. Holmes	10,540	20,000
Sherry A. Kellett	10,540	—
William G. McKenzie	50,922	—
L. Glenn Orr, Jr.	10,540	20,000

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2012 was an officer or employee of the Company. In addition, no executive officer served during 2012 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. This policy, which was adopted by resolution of the full Board of Directors as reflected in our corporate records, provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Proxy Statement for 2014 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2014 annual meeting of stockholders, a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 27, 2013. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

Other Stockholder Proposals

Our Second Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 27, 2013, nor later than January 26, 2014, unless our 2014 annual meeting of stockholders is scheduled to take place before April 23, 2014 or after July 22, 2014. Our Second Amended and Restated Bylaws state that such stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of

60 days prior to such annual meeting and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Second Amended and Restated Bylaws. Stockholders may obtain a copy of our Second Amended and Restated Bylaws by writing to the Company c/o Secretary at the address shown above.

Stockholder Nominations of Directors

Our Second Amended and Restated Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give us written notice of such proposed nomination. For our 2014 annual meeting of stockholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 27, 2013, nor later than January 26, 2014, unless our 2014 annual meeting of stockholders is scheduled to take place before April 23, 2014 or after July 22, 2014. As set forth in Section 2.03 of our Second Amended and Restated Bylaws, the notice must set forth the following information:

as to each person whom the stockholder proposes to nominate for election or re-election as a director:

—	the name, age, business address, residence address and the principal occupation or employment of such person;

—

the class or series and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder’s notice and the date such shares were acquired and the investment intent of such acquisition;

—	the consent of each nominee to serve as a director of the Company if so elected;

—	any other information relating to such person that would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

as to the stockholder giving notice and certain parties associated with such stockholder:

—	a brief description of the nominations desired to be brought before the meeting and the reasons for making such nominations at the meeting;

—	their names and addresses;

—

a representation that each is a holder of record of shares of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at such meeting to make such nominations;

—

a description of all arrangements or understandings among the stockholder and/or certain parties associated with the stockholder and each nominee and any other person (naming such person(s)) pursuant to which the nominations are to be made by the stockholder; and

—

to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director, and the class or series and number of shares of the Company’s capital stock beneficially owned by such other stockholder(s).

By Order of the Board of Directors,

/s/ Emmett E. McLean
Emmett E. McLean Executive Vice President, Chief Operating Officer, Treasurer and Secretary

Birmingham, Alabama

April 26, 2013

Appendix

MEDICAL PROPERTIES TRUST, INC.

2013 Equity Incentive Plan

i

(continued)

ii

MEDICAL PROPERTIES TRUST, INC.

2013 Equity Incentive Plan

Medical Properties Trust, Inc., a Maryland corporation (the “Company”), has established the Medical Properties Trust, Inc. 2013 Equity Incentive Plan (the “Plan”), for the benefit of Employees, Consultants and Directors (each as defined herein) of the Company and MPT Operating Partnership, L.P., a Delaware limited partnership (“MPT OP”).

The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries (each as defined herein), (b) to attract and retain, Employees, Consultants and Directors, and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on April 15, 2013 (the “Effective Date”), when it was adopted by the Board of Directors subject to approval by the stockholders of the Company.

This Plan replaces the Company’s Second Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”).

ARTICLE 1. DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

“2004 Plan” shall mean the Company’s Second Amended and Restated 2004 Equity Incentive Plan.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including, without limitation, MPT OP.

“Award” shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards under this Plan.

“Award Agreement” shall mean the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards.

“Board” shall mean the Board of Directors of the Company, as comprised from time to time.

“Cause” shall mean (i) the conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Employee on a per se basis due to the Company offices held by the Employee, so long as any act or omission of the Employee with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his position with the Company, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant’s Employment Agreement), which, in any such case, continues for thirty (30) days after written notice from the Board to the Employee, or (iv) gross negligence or willful misconduct in the performance of the Employee’s duties. No act, or failure to act,

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on the Employee’s part will be deemed “gross negligence” or “willful misconduct” unless done, or omitted to be done, by the Employee not in good faith and without a reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if an Employee has been terminated for Cause.

“Change of Control” shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Medical Properties Trust, Inc., a Maryland corporation, or any business organization which succeeds to its business and elects to continue this Plan. For purposes of this Plan, the term Company shall include, where applicable and without limitation, MPT OP or such other Affiliate or Subsidiary that employs the Employee or has engaged the Consultant.

“Consultant” shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who may be selected to participate in the Plan.

“Deferred Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” means any individual who is a member of the Board.

“Effective Date” shall mean April 15, 2013.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

“Employment Agreement” shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee’s employment with or the Consultant’s engagement by the Company, if any.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

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“Good Reason” shall only apply, and shall only have the meaning, as contained in the Participant’s Employment Agreement. Any provision herein that relates to a Termination of Employment by the Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

“Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“MPT OP” means MPT Operating Partnership, L.P., of which the Company is a limited partner and, through its wholly-owned limited liability company Medical Properties Trust, LLC, the sole general partner.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Non-Qualified Stock Option” shall mean an Option which the Committee does not designate as an Incentive Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Article 9 of this Plan.

“Option” shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

“Participant” shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

“Performance Units” shall mean performance units granted under Article 8 of this Plan.

“Permanent Disability” or “Permanently Disabled” shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

“Plan” shall mean the Medical Properties Trust, Inc. 2013 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Plan Year” shall mean the fiscal year of the Company.

“Restricted Common Stock” shall mean Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Retirement” or “Retire” shall, except as otherwise defined in the Participant’s Employment Agreement, mean a Participant’s Termination of Employment with the Company on or after his 65th birthday.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” shall mean stock appreciation rights awarded under Article 7 of this Plan.

“Section 162(m) Participant” shall mean any Employee the Committee designates to receive an Award whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

3

“Stock Award” shall mean an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50 percent or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” shall mean the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 2. COMMON STOCK SUBJECT TO PLAN

2.1 Common Stock Subject to Plan.

2.1.1 The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock. As of the Effective Date, and subject to adjustment as described in Section 2.2 and Section 12.3.1, the aggregate number of shares of Common Stock that may be issued under the Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Other Stock-Based Awards or pursuant to the exercise of Options and SARs is 7,395,132, which is the sum of (i) 6,900,000 newly authorized shares, plus (ii) the number of shares available for grant under the 2004 Plan immediately prior to the Effective Date.

2.1.2 The maximum number of shares of Common Stock which may be awarded to any individual in any calendar year shall not exceed 5,000,000.

2.2 Add-back of Grants. If any Option or SAR granted pursuant to this Plan or the 2004 Plan expires or is canceled without having been fully exercised, is exercised in whole or in part for cash as permitted by this Plan, or is exercised prior to becoming vested as permitted under Section 4.6.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may not be optioned, granted or awarded hereunder. If any shares of Common Stock awarded pursuant to this Plan or the 2004 Plan as Restricted Common Stock, Restricted Stock Units, Other Stock-Based Awards or other equity award hereunder or as payment for Performance Units are forfeited by the Participant, such shares

4

may again be optioned, granted or awarded hereunder. In addition, upon the exercise of any SAR for shares, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock available for future issuance under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1 Eligibility. Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in the Plan.

3.2 Awards. The Committee shall determine which Employees, Consultants and Directors, shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units or Other Stock-Based Awards, whether an Option grant shall be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award. Notwithstanding the foregoing, the terms and conditions of an Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

3.3 Provisions Applicable to Section 162(m) Participants.

3.3.1 Notwithstanding anything in the Plan to the contrary, the Committee may grant Options, Restricted Common Stock, Restricted Stock Units, SARs, Performance Units or Other Stock-Based Awards to a Section 162(m) Participant that vest upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) funds from operation, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) total return to shareholders or (ix) such other identifiable and measurable performance objectives, as determined by the Committee.

3.3.2 To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

3.4 Award Agreement. Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant’s Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred

5

Stock Units and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed by the Participant and an officer or a Director (other than the Participant) of the Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE 4. OPTIONS

4.1 Award Agreement for Option Grant. Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Qualification for Incentive Stock Options. The Committee may grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under Section 422(a)(2) of the Code.

4.4 Change in Incentive Stock Option Grant. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required or permitted by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

4.5 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

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4.6 Option Exercisability and Vesting.

4.6.1 The period during which Options in whole or in part become exercisable and vest in the Participant shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.6.2 In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains non-exercisable and non-vested upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

4.6.3 At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions provided in the applicable Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.7 Fair Market Value. The Fair Market Value of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares of Common Stock were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if shares of Common Stock are not publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Company acting in good faith and after consultation with independent advisors. The Fair Market Value as so determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Company’s good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

ARTICLE 5. EXERCISE OF OPTIONS

5.1 Exercise. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

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5.2 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1 A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2 Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3 In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4 Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

5.2.4.1 payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.2 payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.3 payment is made through a broker at the time required in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.2.4.4 payment is made through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1 The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2 The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3 The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4 The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

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5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6 Limitations on Exercise of Options.

5.6.1 Vested Incentive Stock Options may not be exercised after the earliest of (i) their expiration date, (ii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his death, (iii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his Permanent Disability, or (iv) the expiration of three (3) months from the date of the Participant’s Termination of Employment for any reason other than such Participant’s death or Permanent Disability, unless the Participant dies within said three (3) month period. Leaves of absence for less than ninety (90) days shall not cause a Termination of Employment for purposes of Incentive Stock Options.

5.6.2 Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE 6. STOCK AWARDS

6.1 Award Agreement. Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement pursuant to Section 3.4. All Award Agreements evidencing Restricted Common Stock, Restricted Stock Units and Deferred Stock Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

6.2 Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units.

6.2.1 The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1 determine which Employees, Consultants and Directors shall receive Stock Awards;

6.2.1.2 determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors;

6.2.1.3 determine the terms and conditions applicable to such Stock Awards; and

6.2.1.4 determine when the restrictions, if any, lapse.

6.2.2 The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 10.

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6.2.4 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5 Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6 A Participant shall be 100 percent vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3 Rights as Stockholders.

6.3.1 Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2 Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant’s Stock Award Account to reflect such dividend.

6.4 Restriction. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Lapse of Restrictions. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Employment. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

6.6 Repurchase of Restricted Common Stock. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7 Escrow. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

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6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9 Conversion. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative. Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of the Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 12.5.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Award Agreement for SARs. Awards of SARs shall be evidenced by an Award Agreement pursuant to Section 3.4. All Award Agreements evidencing SARs intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

7.2 General Requirements. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4 Tandem SARs. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5 SAR Exercisability.

7.5.1 The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.5.2 In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

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7.6 Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7 Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

ARTICLE 8. PERFORMANCE UNITS

8.1 Award Agreement for Performance Units. Awards of Performance Units shall be evidenced by an Award Agreement pursuant to Section 3.4. All Award Agreements evidencing Performance Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

8.2 General Requirements. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Employees, Consultants and Directors shall receive Awards of a Performance Unit and the amount of such Awards.

8.3 Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Performance Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4 Payment With Respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

ARTICLE 9. OTHER STOCK-BASED AWARDS

9.1 Award Agreement for Other Stock-Based Awards. Other Stock-Based Awards shall be evidenced by an Award Agreement pursuant to Section 3.4.

9.2 General Requirements. Other Stock-Based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Common Stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a Subsidiary or

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operating partnership, (iii) Awards valued by reference to book value, fair value or Subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by MPT OP or a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 with respect to an Employee, a Consultant or a Director who is rendering services to or for the benefit of MPT OP or other Subsidiary, as applicable.

9.3 Calculation of Reserved Shares. For purposes of calculating the number of shares of Common Stock underlying an Other Stock-Based Award relative to the total number of shares of Common Stock reserved and available for issuance under Section 2.1 of the Plan, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying Other Stock-Based Awards shall be reduced accordingly by the Committee and the related shares of Common Stock shall be added back to the shares of Common Stock otherwise available for issuance under the Plan. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees, Consultants or Directors to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the Participant for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Article 9. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each Participant.

9.4 Dividend Equivalents. The Award Agreement in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A of the Code, may provide that the Participant shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the Award or other distributions from MPT OP or other Subsidiary, as applicable, prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

9.5 Consideration. Other Stock-Based Awards granted under this Article 9 may be issued for no cash consideration.

ARTICLE 10. DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting

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deferrals to comply with the requirements of Section 409A of the Code. The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust. Shares of Common Stock issued to a rabbi trust pursuant to this Article 10 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

ARTICLE 11. ADMINISTRATION

11.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Articles of Incorporation, by-laws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting, by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

11.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

11.3 Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1 Transferability.

12.1.1 No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, Other Stock-Based Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1.1 shall prevent transfers by will or by the applicable laws of descent and distribution or as permitted in Section 12.1.2 below. The Committee shall not be required to accelerate the exercisabilty of an Award or otherwise take any action pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all

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or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

12.1.2 Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

12.2 Amendment, Suspension or Termination of this Plan.

12.2.1 Except as otherwise provided in this Section 12.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. The Board and the Committee cannot reprice, replace or regrant through cancellation or by lowering the price per share of a previously granted Option unless the stockholders of the Company provide prior approval. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after March 31, 2017.

12.2.2 Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

12.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

12.3.1 In the event that any stock dividend or extraordinary dividend (whether in the form of cash, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, or other similar event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it may deem equitable, adjust the following:

12.3.1.1 the maximum number of shares of Common Stock available for Awards;

12.3.1.2 the maximum number of shares of Common Stock subject to the Plan;

12.3.1.3 the number and kind of Company stock with respect to which an Award may be made under the Plan;

12.3.1.4 the number and kind of Company stock subject to an outstanding Award; and

12.3.1.5 the exercise price or purchase price with respect to any Award.

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12.3.2 In the event of any merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

12.3.2.1 the Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

12.3.2.2 the Committee may provide in the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event that the Award cannot be exercised after such event;

12.3.2.3 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.6 or the provisions of such Award;

12.3.2.4 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

12.3.2.5 the Committee may make adjustments in the number, type and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

12.3.2.6 the Committee may provide either by the terms of an Award of Restricted Common Stock, Restricted Stock Units or Other Stock-Based Awards or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units or Other Stock-Based Awards may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units or some or all Other Stock-Based Awards may cease to be subject to forfeiture under Section 6.5 or Section 9.4 or repurchase under Section 6.6 after such event.

12.3.3 Subject to Section 12.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant’s Employment Agreement or the terms of this Plan.

12.3.4 Notwithstanding the foregoing, no action pursuant to this Section 12.3 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant’s Employment Agreement.

12.4 Continued Employment. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company

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or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

12.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

12.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement, or (iii) the Company terminates the Employee with or without Cause.

12.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, Performance Units or Other Stock-Based Award granted or awarded to any individual who is then or thereafter becomes subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan to the contrary, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.8 Restrictive Legend. All of the shares of Common Stock now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Stock shall contain the following legend: “These shares are held subject to the terms of the Medcial Properties Trust, Inc. 2013 Equity Incentive Plan (the “Plan”) and such shares may only be transferred in accordance with the terms thereof. A copy of the Plan is available at the office of the Company.”

12.9 Effect of Plan Upon Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

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12.10 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Alabama, without regard to conflicts of laws thereof.

* * * * * *

The Medical Properties Trust, Inc. 2013 Equity Incentive Plan was adopted by the Board of Directors on April 15, 2013 and [approved by the stockholders of the Company on May 23, 2013].

18

Medical Properties Trust, Inc.                 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242                 205-969-3755

www.medicalpropertiestrust.com

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL PROPERTIES TRUST, INC.

May 23, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 2012 Form 10-K

are available at www.medicalpropertiestrust.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20730330000000000000 6	052313

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect seven directors.				2. 3.

To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

Advisory approval of the Company’s executive compensation.

						FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Edward K. Aldag, Jr. ¡ G. Steven Dawson ¡ R. Steven Hamner ¡ Robert E. Holmes, Ph.D. ¡ Sherry A. Kellett ¡ William G. McKenzie ¡ L. Glenn Orr, Jr.				☐	☐	☐
				4.	Approval of the Company’s 2013 Equity Incentive Plan.	☐	☐	☐

With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned’s shares in their discretion.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH OF PROPOSAL 2, 3 AND 4.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

PROXY

MEDICAL PROPERTIES TRUST, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2013 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 23, 2013, beginning at 10:30 a.m. Central Time. You can access directions to the Annual Meeting at www.medicalpropertiestrust.com. The undersigned hereby acknowledges receipt of the combined Notice of 2013 Annual Meeting of Stockholders and Proxy Statement dated April 26, 2013, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stockholders at the Annual Meeting.

The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢